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                                                                  Exhibit 5.1
                         [LATHAM & WATKINS LETTERHEAD]

                                October 28, 1996







Candlewood Hotel Company, Inc.
Lakepoint Office Park
9342 East Central
Wichita, Kansas  67206

         Re:      Registration Statement on Form S-1
                  4,427,500 Shares of Common Stock
                  --------------------------------

Ladies and Gentlemen:

                  In connection with the registration of 4,427,500 shares of Common Stock, par value $.01 per share (the "Shares"), of Candlewood Hotel Company, Inc., a Delaware corporation (the "Company"), under the Securities Act of 1933, as amended (the "Act"), by the Company on Form S-1 filed with the Securities and Exchange Commission (the "Commission") on September 13, 1996 (File No. 333-12021), as amended by Amendment No. 1 filed with the Commission on October 17, 1996 and Amendment No. 2 to be filed with the Commission on October 30, 1996 (collectively, the "Registration Statement"), you have requested our opinion with respect to the matters set forth below.

                  In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares, and for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.
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Candlewood Hotel Company, Inc.
October 28, 1996
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                  In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

                  We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within the State of Delaware.

                  Subject to the foregoing, it is our opinion that as of the date hereof the Shares have been duly authorized, and, upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable.

                  We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading "Legal Matters."


                                                     Very truly yours,


                                                     LATHAM & WATKINS